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                                   UPROAR INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                      PRIZEPOINT ENTERTAINMENT CORPORATION
                             1998 STOCK OPTION PLAN


Optionee: ((Employee)),

                  STOCK OPTION ASSUMPTION AGREEMENT effective as of the ________ day of ____________, 1999 by Uproar Inc., a Bermuda corporation ("Uproar").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Prizepoint Entertainment Corporation, a Delaware corporation ("Prizepoint"), which were granted to Optionee under the Prizepoint 1998 Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

                  WHEREAS, Prizepoint has been acquired by Uproar through the merger of Prizepoint with and into Uproar Acquisition Inc. (the "Merger") pursuant to the Agreement and Plan of Reorganization, by and among Uproar, Uproar Acquisition Inc. and Prizepoint, as amended (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require Uproar to assume all obligations of Prizepoint under all outstanding options under the Plan (the "Prizepoint Options") at the consummation of the Merger.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, each outstanding share of Prizepoint common stock ("Prizepoint Stock") was converted into ___________ ordinary shares of Uproar ("Uproar Stock"). This conversion ratio is hereafter referred to as the "Exchange Ratio".

                  WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by Uproar in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The number of shares of Prizepoint Stock subject to the Prizepoint Options held by Optionee immediately prior to the Effective Time and the exercise price payable per share are set forth below. Uproar hereby assumes, as of the Effective Time, all the duties and obligations of Prizepoint under each of the Prizepoint Options. In connection with such assumption, the number of shares of Uproar Stock purchasable under each Prizepoint Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Uproar Stock subject to each Prizepoint Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Uproar Stock under the assumed Prizepoint Option shall also be as indicated for that option below.


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
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                 PRIZEPOINT STOCK OPTIONS                                     UPROAR ASSUMED OPTIONS
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
  # of Shares of Prizepoint           Exercise Price          # of Shares of Uproar          Adjusted Exercise
         Common Stock                    per Share                Common Stock                Price per Share
---------------------------------------------------------------------------------------------------------------------
      Prizepoint Shares              $Prizepoint Price            Uproar Shares                $Uproar Price
---------------------------------------------------------------------------------------------------------------------

                  2. The following provisions shall govern each Prizepoint Option hereby assumed by Uproar:

                           (a) Unless the context otherwise requires, all
                  references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Uproar, (ii) to "Stock," "Common Stock" or "Shares" shall mean share of Uproar Stock and (iii) to the "Board" or "Committee" shall mean the Board of Directors of Uproar.

                           (b) The grant date and the expiration date of each
                  assumed Prizepoint Option and all other provisions which govern either the exercise or the termination of the assumed Prizepoint Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Uproar Stock.

                           (c) For purposes of applying any and all provisions
                  of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Prizepoint, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Uproar or any present or future Uproar subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Prizepoint Options upon Optionee's cessation of service as an employee or a consultant of Prizepoint shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Uproar and its subsidiaries, and each assumed Prizepoint Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee or a consultant of Uproar and its subsidiaries.

                           (d) The adjusted exercise price payable for the
                  Uproar Stock subject to each assumed Prizepoint Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Uproar Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Prizepoint Stock prior to the Merger shall be taken into account.

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                           (e) In order to exercise each assumed Prizepoint
                  Option, Optionee must deliver to Uproar a written notice of exercise in which the number of shares of Uproar Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Uproar Stock and should be delivered to Uproar at the following address:

                                   Uproar Inc.
                        240 West 35th Street, 18th Floor
                            New York, New York 10001
                            Attention: Tami Boardman

                  3. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.




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                  IN WITNESS WHEREOF, Uproar Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the _____ day of ___________, 1999.




                                   UPROAR INC.

                                   By:
                                      ----------------------------------------

                                   Title:




                                 ACKNOWLEDGMENT


                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Prizepoint Options hereby assumed by Uproar are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                             ----------------------------------
                                             ((Employee)),  OPTIONEE



DATED: __________________, 1999



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